EXHIBIT 99.1

AMERICAN BUILDING CONTROL ANNOUNCES RESIGNATION OF CHIEF EXECUTIVE OFFICER

LEWISVILLE, Texas—(BUSINESS WIRE)—July 9, 2004—American Building Control, Inc. (Nasdaq:ABCX) today announced that its President and Chief Executive Officer, Mr. Danny W. Mills, has resigned from the Company, effective Friday, July 9, 2004. The Company wishes to thank Mr. Mills for his service to the Company, and wishes Mr. Mills success in his future endeavors.

The Board of Directors of the Company is considering options for a replacement for Mr. Mills.

Forward-Looking and Cautionary Statements

Except for historical information and discussions contained herein, certain statements included in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the Company’s filings with the Securities and Exchange Commission.

About American Building Control, Inc.

American Building Control (NASDAQ: ABCX) is an established global leader in providing centralized, integrated security management solutions to corporate, government and institutional enterprises. For more information on American Building Control, Inc., please visit our website at www.americanbuildingcontrol.com.

CONTACT: Richard A. Larsen, American Building Control, Inc., 1301 Waters Ridge Drive, Lewisville, Texas, (972) 353-6575, www.americanbuildingcontrol.com